UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 11, 2021

OneSpan Inc.

(Exact name of registrant as specified in charter)

Delaware	000-24389	36-4169320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

121 West Wacker Drive, Suite 2050

Chicago, Illinois 60601

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (312) 766-4001

N/A

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	OSPN	NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of President and Chief Executive Officer

On November 15, 2021, OneSpan Inc. (the “Company”) announced that on November 11, 2021, the Company’s board of directors appointed Matthew Moynahan as the Company’s President and Chief Executive Officer, effective November 29, 2021 (the “Effective Date”). As of the Effective Date, Steven R. Worth, the Company’s current Interim President and Chief Executive Officer, will continue his service as the Company’s General Counsel, Chief Compliance Officer and Corporate Secretary, with executive responsibility for information security, legal, compliance and intellectual property matters.

Most recently, Mr. Moynahan served as the Chief Executive Officer of Forcepoint LLC, a global provider of commercial and government cybersecurity solutions and a subsidiary of Raytheon Technologies Corporation, from May 2016 until its acquisition by Francisco Partners in January 2021. Prior to that, Mr. Moynahan served as President of Arbor Networks, a network security and monitoring software company and a subsidiary of Danaher Corporation, from January 2012 through May 2016, where he was responsible for building a large commercial cloud DDoS platform and network-based advanced threat protection systems, and as President and Chief Executive Officer of Veracode, Inc., a SaaS pioneer of cloud-based software security testing platforms, from April 2006 through May 2011. He also served as Vice President of Symantec’s enterprise product management group, as well as Vice President and General Manager of its consumer division. Mr. Moynahan holds an MBA from Harvard Business School and a BA in History and Economics from Williams College. Mr. Moynahan is 50 years old. Mr. Moynahan does not have any family relationships with the Company’s directors or executive officers and is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. Moynahan and any other person pursuant to which he was selected as President and Chief Executive Officer.

New Employment Agreement

In connection with his appointment as President and Chief Executive Officer, Mr. Moynahan entered into an employment agreement (the “Employment Agreement”) memorializing the terms of his employment. The Employment Agreement provides that Mr. Moynahan will receive an annual base salary of $500,000 and will be eligible to participate in the Company’s annual cash incentive bonus plan with an annual target bonus amount equal to $500,000. The Employment Agreement also provides that Mr. Moynahan will be eligible to participate in the Company’s long-term equity incentive plan (the “LTIP”), and commencing in 2022, he will be entitled to receive an annual LTIP grant with a value of at least $2,500,000. For 2022, the Employment Agreement provides that Mr. Moynahan’s annual LTIP grant will consist 50% of time-based restricted stock units (“RSUs”), vesting semi-annually over three years, and 50% of performance-based restricted stock units (“PSUs”), vesting annually over three years subject to the achievement of applicable performance measures.

In addition, the Employment Agreement provides that Mr. Moynahan will receive a special one-time LTIP grant in connection with his commencing employment with the Company, consisting of 250,000 RSUs (the “Special RSU Grant”) and 250,000 PSUs (the “Special PSU Grant”). The Special RSU Grant will vest in equal annual installments over four years, subject generally to Mr. Moynahan’s continued employment with the Company. The Special PSU Grant will vest upon the Company’s common stock attaining a specified 45-trading day average closing price (“Average Closing Price”) during a four-year measurement period (the “Performance Period”), as follows: 45% of the Special PSU Grant (the “First PSU Tranche”) will vest upon the Company’s common stock attaining an Average Closing Price of at least $30.00 per share, and the remaining 55% of the Special PSU Grant (the “Second PSU Tranche”) will vest upon the Company’s common stock attaining an Average Closing Price of at least $40.00 per share or higher. If, at the time of the expiration of the Performance Period, the First PSU Tranche has vested but the Second PSU Tranche has not vested (i.e., due to the Company’s common stock not attaining an Average Closing Price of at least $40.00 per share), Mr. Moynahan will be entitled to a portion of the Second PSU Tranche based on a linear interpolation between $30.00 and $40.00 for the highest Average Closing Price achieved during the Performance Period. In addition, the Employment Agreement provides that if Mr. Moynahan’s employment with the Company terminates prior to the end of the Performance Period due to a termination by the Company without “Cause” or a resignation by Mr. Moynahan for “Good Reason” (as each such term is defined in the Employment Agreement) (a “Qualifying Termination”) and the Special PSU Grant has not yet fully vested, there will be an additional 18-month vesting period extension during which the Special PSU Grant would continue to be eligible to vest upon achievement of the Average Closing Price goals (but subject to proration based on the period of time that Mr. Moynahan is employed during the Performance Period).

Pursuant to the Employment Agreement, in the event of a “Change in Control” (as such term is defined in the LTIP) during the Performance Period, then subject generally to Mr. Moynahan’s remaining continuously employed through the date of such Change in Control: (i) if the applicable per share consideration for the Company’s common stock in such Change in Control is less than $30.00, the First PSU Tranche will vest in full; (ii) if the applicable per share consideration for the Company’s common stock in such Change in Control is between $30.00 and $40.00, the First PSU Tranche will vest in full, and Mr. Moynahan will be entitled to a portion of the Second PSU Tranche based on the application of linear interpolation between $30.00 and $40.00; and (iii) if the applicable per share consideration for the Company’s common stock in such Change in Control is $40.00 or greater, both the First PSU Tranche and the Second PSU Tranche will vest in full. Any PSU from the Special PSU Grant that does not vest in connection with a Change in Control as described in the prior sentence will be forfeited.

The Employment Agreement further provides that in the event of a Qualifying Termination, Mr. Moynahan would be eligible to receive the following severance benefits, subject to the execution and non-revocation of a general release and waiver of claims: (i) an amount equal to 12 months of Mr. Moynahan’s then-current base salary; (ii) an amount equal to Mr. Moynahan’s then-current annual incentive compensation target; and (iii) subject to Mr. Moynahan’s timely election for COBRA continuation coverage, continued participation by Mr. Moynahan and his eligible dependents in the Company’s group health plans at the same rates as active employees for 12 months.

In addition, the Employment Agreement includes customary confidentiality obligations and customary non-competition, non-solicitation and business non-interference covenants that will continue in effect for 12 months following a termination of employment for any reason.

The foregoing description of the Employment Agreement is qualified by reference to the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

The Company issued a press release on November 15, 2021 announcing the appointment of Mr. Moynahan as President and Chief Executive Officer, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Employment Agreement, effective as of November 29, 2021, by and between OneSpan Inc. and Matthew Moynahan
99.1	Press Release issued by OneSpan Inc. on November 15, 2021
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2021	OneSpan Inc.

/s/ Steven R. Worth
Steven R. Worth
Interim President and Chief Executive Officer, General Counsel, Chief Compliance Officer & Corporate Secretary

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